Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Byrna Technologies Inc. on Form S-8 (No. 333-260106, 333-268796 and 333-284772) of our report dated February 5, 2026, on our audits of the financial statements as of November 30, 2025 and 2024 and for each of the years then ended, which report is included in this Annual Report on Form 10-K to be filed on or about February 5, 2026.

/s/ EisnerAmper LLP

EISNERAMPER LLP
New York, New York
February 5, 2026